                                                                   Exhibit 10(z)

                      NEW ENGLAND ELECTRIC SYSTEM COMPANIES

                     LIFE INSURANCE PROGRAM FOR EXECUTIVES I

                                       FOR

                                CHERYL A. LAFLEUR

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section 1.  The Program..................................................     1
Section 2.  Prior Insurance Program......................................     2
Section 3.  Vesting and Forfeiture.......................................     2
Section 4.  Life Insurance Policy........................................     2
Section 5.  Death Benefit................................................     4
Section 6.  Termination of Agreement.....................................     4
Section 7.  Benefits Upon Termination of Employment During
            the Executive's Lifetime.....................................     5
Section 8.  Policy Premiums..............................................     6
Section 9.  Return of Premiums...........................................     7
Section 10. Withdrawals from Policy; Release of Assignment...............     7
Section 11. Liability and Limitation of obligation.......................     7
Section 12. Named Fiduciary, Determination of Benefits, Claims Procedure
            and Administration...........................................     8
Section 13. Notices......................................................    10
Section 14. Binding Effect...............................................    11
Section 15. Governing Law................................................    11
Section 16. Further Documentation........................................    11
Section 17. Amendments and Transfers Within the New England
            Electric System-Companies....................................    11
Section 18. Interpretation of Agreement..................................    11
Section 19. No Implied Right to Employment...............................    12

                              COLLATERAL ASSIGNMENT

                             LIFE INSURANCE PROGRAM

     Agreement entered into as of the 1st day of January, 1996, between New England Power Service Company, a Massachusetts corporation (the Company), and Cheryl A. LaFleur (the Executive).

     Section 1. The Program

     The program provides the Executive death benefits and post-retirement ownership of the cash assets of the related policy. The program is designed with a goal of three times the Executive's base pay (rounded up to the nearest even whole thousand) at the time of death (the Target Benefit). During employment, the first $50,000 of the coverage is to be provided by the Company's group term life insurance policy.

     For the purposes of this Agreement, "annual base pay" means the annualized compensation being paid to the Executive on the day of determination (or, if greater, the highest compensation paid to the Executive during any 12-month period of employment), including compensation deferred under other plans but excluding bonuses (including NEES Goals) and contributions made by the Company to or under any form of employee benefit program and employer contributions under the New England Electric System Companies incentive Thrift Plan, and "final annual base pay" means the Executive's annualized base pay on the last day of employment (or, if greater, the highest compensation paid to the Executive during any 12-month period of employment).

     Section 2. Prior Insurance Program

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                                        2


     The Executive hereby waives the benefits under the Company's group term-life insurance policy, and the New England Electric System Companies Life Insurance Program for Executive II to the extent that the benefit provided to the Executive's beneficiaries, in accordance with Section 5, from the Policy (as hereinafter defined) equals the Target Benefit. This waiver does not extend to any optional benefits under the group term-life policy. To the extent that such waiver is ineffective, the amount of the death benefit provided under the Policy and otherwise payable hereunder to the beneficiary or beneficiaries designated by the Executive shall be correspondingly reduced and the amount payable to the Company shall be correspondingly increased.

     Section 3. Vesting and Forfeiture

     Subject to the provisions of Section 6, the Executive is 100% vested in his benefits under this Program.

     Section 4. Life Insurance Policy

     One or more split-dollar life insurance policies listed in Exhibit A hereto (the Policy) have been or will be purchased on the life of the Executive by the Company. The issuer or issuers of the Policy are hereinafter referred to as the Insurer. Purchase of insurance policies either now or at later dates may require proof of insurability at that time.

     To the extent that necessary insurance policies are not reasonably available at a later date, benefits will be provided under the Company's group term-life insurance policy so that the total death benefit to the Executive's beneficiaries during his employment is three times base pay.

     (a) Interest in the Policy

     The Executive shall be the sole owner of the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

     Except as otherwise provided herein, the Executive shall not sell, assign, transfer, borrow against, surrender, or cancel the Policy, change the beneficiary designation provision, or terminate the dividend election without the express written consent of the Company.

     (b) Collateral Assignment

     To secure the right of the Company to the Excess Value and/or the Company's Cost (both as hereafter defined), the Executive will, contemporaneously herewith, assign the Policy to the Company as collateral, using a form substantially similar to that attached hereto as Exhibit B. The collateral assignment of the Policy to the Company hereunder shall not be terminated, altered, or amended by the Executive, without the express written consent of the Company.

     (c) Assignment of Executive's Interest

     The Executive shall have the right to make an absolute assignment of his entire interest, or any portion thereof, in the Policy at any time to any person or persons, subject to the collateral assignment of the policy to the Company pursuant to subsection (b) hereof. Upon delivery of a signed copy of such assignment to the Company, all, or such portion, of the rights, obligations, and duties of the Executive thereunder (subject to the collateral assignment of the Company) and hereunder shall pass to and be binding upon such assignee

(including the right to make further assignments) and the Executive shall have no further interest whatsoever in the Policy, or such portions.

     (d) Company's Cost

     For the purposes of this Agreement, the Company's Cost means the amount of the premiums on the Policy paid by it hereunder, less any withdrawals by the Company from the Policy in accordance with Section 10.

     (e) Dividends

     Any dividend declared on the Policy shall be applied to purchase paid-up additional insurance on the life of the Executive. The dividend election provisions of the Policy shall conform to the provisions hereof.

     Section 5. Death Benefit

     Upon the death of the Executive, the beneficiary or beneficiaries designated by the Executive shall be paid directly, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy, a death benefit equal to the smaller of (a) the death benefit payable under the Policy or (b) the Target Benefit. After such payment to such beneficiary, the balance, if any, of the Policy death benefit (the Excess Value) shall be paid to the Company.

     Section 6. Termination of Agreement

     (a) This Agreement shall terminate during the Executive's lifetime, without notice, upon the occurrence of any of the following events:

          (i)  total cessation of the Company's business;

          (ii) bankruptcy, receivership, or dissolution of the Company;

          (iii) termination for cause of the Executive's employment by the Company or by any direct or indirect subsidiary of the New England Electric System or

          (iv) payment of the Company's Cost by the Executive to the Company.

     (b) After termination of this Agreement under this section 6, the Executive will not be permitted to re-enroll in the program. Upon such termination, the Company may immediately withdraw its Cost from the Policy. The Executive will receive no life insurance coverage under the New England Electric System companies' group life insurance plan.

     Section 7. Benefits Upon Termination of Employment During the Executive's
                Lifetime.

     (a) If the Executive has Retired from the Company before the tenth anniversary of a Policy, the Company will continue to pay premiums on that Policy in accordance with section 8 until such tenth anniversary. On or after such tenth anniversary, the Company may withdraw from the Policy amounts equal to the Company's Cost. The Company may delay withdrawals from the Policy in order to preserve the Policy's tax treatment.

          For the purposes of this Agreement, the Executive will be considered to have Retired from the Company if the termination of employment occurs (i) at age 61 or older with a minimum of 10 years of service (as defined in Final Average Pay Pension Plan I) or (ii) at age 55 or older with age plus years of service equal to at least 85.

     (b) If the Executive terminated employment but has not Retired from the Company before the tenth anniversary of the first Policy, the Company may immediately withdraw its Cost from the Policy. The Executive will receive no life insurance coverage under the New England Electric System companies' group life insurance plan.

     (c) If the Executive terminated employment but has not Retired from the Company after the tenth anniversary of the first Policy, the Company may withdraw its Cost from the Policy as soon as it may be withdrawn without causing the Policy to lose its tax treatment as life insurance. The Executive will receive no life insurance coverage under the New England Electric System companies' group life insurance plan.

     Section 8. Policy Premiums

     During the Executive's employment and as provided in subsection 7(a), the Company shall promptly pay all premiums on the Policy when due until the Policy can be kept in force with no future premiums due based upon the then current crediting of the Policy.

     The Company shall bill the Executive for an annual contribution to the policy premium, which contribution shall be equal to the value, for Federal income tax purposes, of the "economic benefit" of the life insurance protection the Executive then enjoys. The Executive shall transfer the contribution to the Company within thirty days of the bill. The Company will reimburse the Executive for such contribution and for the related federal and state taxes. This reimbursement is not a part of the Company's Cost.

     If the Executive fails to make such timely payment, the Company shall report the "economic benefit" of the life insurance protection as taxable income to the Executive for the period, and no additional reimbursement will be made to the Executive until payment has been made.

     Section 9. Return of Premiums

     Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Executive and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Company and the Executive's beneficiary or beneficiaries shall have the unqualified right to share such premiums based on the respective cumulative contributions thereto.

     Section 10. Withdrawals from Policy; Release of Assignment

     While the Executive is employed, if no additional premiums are required to be paid under a Policy to maintain the death benefit to the Executive's beneficiaries, the Company may withdraw its Cost from that Policy at a time when such withdrawal will not cause the Policy to be terminated or to lose its tax treatment as life insurance.

     After the Company has withdrawn from the Policy amounts equal in full to the Company's Cost (whether under section 6, 7, or 10), the Company will release the collateral assignments of the Policy to the Executive.

     Section 11. Liability and Limitation of Obligation

     The Company and the Insurer believe the assumptions used to determine the amount of insurance purchased are reasonable. However, the Executive recognizes that the goals of the Agreement may not be realized and there is no guaranty that the Target Benefit will actually be provided by the Policy and/or that additional premiums may not be required to keep the Policy from lapsing or to provide the Target Benefit. The Executive also recognizes that changes in the Internal Revenue Code or rulings or regulations thereunder could increase his tax liabilities or reduce his benefits.

     The Company has no responsibility, liability, or obligation for the benefits provided the Executive from the Policy.

     The Company may, upon 30 days' written notice to the Executive, limit its obligations hereunder to purchase, pay premiums on, or otherwise provide life insurance policies beyond the total death benefit, including all riders then in force, and all references herein to the annual base pay or final annual base pay of the Executive shall mean annual base pay at the time of such written notification.

     The Insurer shall have no liability except as set forth in the Policy and in any beneficiary designation and in any optional method of settlement election filed with it. The Insurer shall not be bound to inquire into or take notice of any of the covenants herein contained as to the Policy. In case of the Executive's death, the Insurer shall be discharged from ail liability on payment of the proceeds in accordance with the Policy's provision, and any beneficiary designation and any optional method of settlement election filed with it without regard to this Agreement or any amendment thereof.

     Section 12. Named Fiduciary, Determination of Benefits, Claims Procedure and Administration

     (a) The Company is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

     (b) (i) Claim

          A person who believes that he is being denied a benefit to which he is entitled under this Agreement (the Claimant) may file a written request for such benefit with the Company, setting forth his claim. The request must be addressed to the President of the Company at its then principal place of business.

          (ii) Claim Decision

          Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety days for reasonable cause.

          If the claim is denied in whole or in part, the Company shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection (iii) and for review under subsection (iv) hereof.

          (iii) Request for Review

          Within sixty days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Benefits Appeal Committee (as defined in the Final Average Pay Pension Plan I) review the determination of the

Company. Such request must be addressed to the Secretary of the Committee, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review of the Company's determination by the Committee within such sixty day period, he shall be barred and estopped from challenging the Company's determination.

          (iv) Review of Decision

          Within sixty days after the Secretary's receipt of a request for review, the Committee will review the Company's determination. After considering all materials presented by the Claimant, the Committee will render an opinion, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty day time period be extended, the Secretary will so notify the Claimant and the Committee will render the decision as soon as possible, but no later than one hundred twenty days after receipt of the request for review.

     Section 13. Notices

     Any notice, consent, or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent, or demand is mailed to a party hereto, it shall be sent to United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent, or demand.

     Section 14. Binding Effect

     This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Executive, and the Executive's successors, assigns, heirs, executors, administrators, and beneficiaries.

     Section 15. Governing Law

     This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     Section 16. Further Documentation

     The parties hereto agree to execute any documents which may be necessary or proper in the carrying out of the purpose and intent of this Agreement.

     Section 17. Amendments and Transfers Within the New England Electric System Companies

     This Agreement may be amended or altered in any of its provisions, and such changes shall become effective when reduced to writing and signed by the parties hereto.

     The Company may, without any consent of the insurer or the Executive, assign or reassign all of its rights and obligations hereunder to such other direct or indirect subsidiary of the New England Electric System by which the Executive may from time to time be employed.

     Section 18. Interpretation of Agreement

     Where appropriate in this Agreement, words used in the singular shall include the plural and words used in the masculine shall include the feminine and vice versa. The headings of sections and subsections of this Agreement are for convenience of reference only.

     Section 19. No implied Right to Employment

     Neither this Agreement nor the payment of any premiums hereunder by the Company shall be construed to create any obligation to give the Executive any right to continue employment.


                                        /s/ Cheryl A. LaFleur
                                        ----------------------------------------
                                        Cheryl A. LaFleur


                                        New England Power Service Company


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                               Insurance Policies

                                    EXHIBIT B

                       Split-Dollar Collateral Assignment

     FOR VALUE RECEIVED, the undersigned owner (hereafter the Assignor) assigns, transfers, and sets over to New England Power Service Company (Assignee), its successors and assigns, certain rights in and to policy number ______________ (the Policy), and any and all supplemental benefit riders or agreements issued under the Policy, issued by Metropolitan Life Insurance Company (the Insurer), subject to all the terms and conditions of the Policy and this Assignment and to all superior liens, if any, which the Insurer or any prior Assignee may have against the Policy. The Assignor by this instrument and the Assignee by acceptance of the Assignment jointly and severally agree to the conditions and provisions hereof. This Assignment is made and the Policy is to be held as cotlateral security for any and all liabilities of the Assignor to the Assignee, either now existing or that may hereafter arise between the Assignor or any successors or assigns and the Assignee under the New England Electric System Companies Life Insurance Program for Executives I, dated January 1, 1996, with regard to the Policy.

     1. (a) it is expressly agreed that the Assignee shall have the following rights in the Policy:

               (i) the right to make and receive withdrawals from the Policy (from the insurer or otherwise), to the extent of the aggregate premiums paid by the Assignee on the Policy;

               (ii) the right to release this Assignment to the Assignor or his assigns;

               (iii) the right to surrender the Policy and to receive the Policy cash value and any dividend credits outstanding of the excess over the Target Benefit (as defined in the Program); and

               (iv) the right to receive from the death proceeds of the Policy, and to elect an income settlement option with respect thereto, an amount equal to the excess over the Target Benefit (as defined in the Program).

          (b) Except as provided in Paragraph (a) above, all other rights in the Policy, including but not limited to the right to designate and change the beneficiary of the Poilcy and the right to make loans against or withdrawals from the Policy and to receive any cash values and dividends credits outstanding in excess of aggregate premiums paid by the Assignee on the Policy, are expressly reserved to the Assignor and are, therefore, excluded from this Assignment.

          (c) For purposes of Paragraphs (a) and (b) above, the signature of either the Assignor or the Assignee shall be adequate. Both the Assignor and the Assignee acknowledge that, between themselves, they are bound by the limitations of this Assignment and that the Insurer will recognize the signature of either.

     2. For purposes of this Assignment, aggregate premiums paid by the Assignee on the Policy shall exclude premiums for any extra benefit riders or agreements issues under the Policy.

     3. All provisions of this Assignment shall be binding upon the successors, assigns, heirs, executors, administrators, or beneficiaries of the Assignor.

     4. All Policy options and designations in effect as of the date of this Assignment shall remain in effect unless specifically changed by this Assignment or by action taken thereafter consistent with this Assignment.

     5. The Insurer is hereby authorized to recognize the Assignee's claim of right hereunder without investigating the validity or amount thereof, the giving of any notice, or the existence or amount of any liabilities of the Assignor to the Assignee. Payment by the insurer of any or all death proceeds of the Policy to the Assignee in reliance upon an affidavit of any officer of the Company as to the share of death proceeds due it shall be a full discharge of the Insurer for such share and shall be binding on all parties claiming any interest under the Policy.

Signed at     Illegible    on March 5, 1996.
          (City and State)      (Date)


/s/ Illegible                           /s/ Illegible
-------------------------------------   ----------------------------------------
Witness                                 Owner

Accepted and Agreed to:                 New England Power Service Company


/s/ Illegible                           By: /s/ Illegible
-------------------------------------       ------------------------------------
Witness                                 Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

The Insurer hereby acknowledges receipt of a copy of this Collateral Assignment form.

                                        Insurer


Date:                                   By:
      -------------------------------       ------------------------------------

                Recorded and Filed at the Office of Metropolitan
            The company assumes no obligation as to the validity and
        sufficiency of this agreement and does not pass upon its legality


on Mar. 14 1996                         /s/ Joseph A. Reali
                                        ----------------------------------------
                                        Joseph A. Reali
                                        Vice-President and Secretary

\
(NEW ENGLAND POWER SERVICE A NEES COMPANY LOGO)

MEMORANDUM

To: Cheryl A. LaFleur                   Date: November 16, 1998

From: Don Goodwin                       Phone: 508 389 2125

Subject: Life Insurance Program for
Executives I Agreement                  File:

A review of the Life Insurance Program for Executives I agreements indicates that the coverage provided therein would cease after termination of employment other than at retirement. That is not in accordance with the Program as approved by the Compensation Committee of the Board. Accordingly, please append the attached "Corrected Section 7" to your copy of your agreement. A Corrected
Section 7 will be added to the Company's and Insurer's copies of your agreement.


/s/ Don F. Goodwin
---------------------------------------
Don F. Goodwin, Vice President

Tel: 508 389-2125 Fax: 508 836-5487
e-mail: goodwi@neesnet.com

                     Life Insurance Program for Executives I

                               Corrected Section 7

     Section 7. Option on Termination During the Executive's Lifetime.

     (a) For sixty days after the date of the termination of this Agreement during the Executive's lifetime, the Executive shall have the option of obtaining the release of the collateral assignment of the policy to the Company. To obtain such release, the Executive shall repay to the Company Company's Cost. Upon receipt of such amount, the Company shall release the collateral assignment of the Policy.

     (b) If the Executive has terminated employment but has not Retired from the Company, the Company will continue to pay premiums on the Policy in accordance with Section 8 until the earlier of (i) the Policy can be kept in force with no future premiums due based upon the then current crediting of the Policy or (ii) the tenth anniversary of the Policy. Thereafter, the Company may withdraw from the Policy amounts equal to the Company's Costs. The Company may delay withdrawal from the Policy in order to preserve the Policy's tax treatment.